Exhibit 4.4.8

WARRANT SERIES 04W-A                                          WARRANT NO. ______

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND IN THAT CERTAIN 12% SUBORDINATED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT ("PURCHASE AGREEMENT") THEREFOR BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF.

                              E.DIGITAL CORPORATION

                             STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, E.DIGITAL CORPORATION, a Delaware corporation (the "COMPANY"), hereby grants to ("HOLDER") the right to purchase from the Company up to ( ) shares of the Common Stock of the Company (the "WARRANT SHARES"), subject to the following terms and conditions:

      1. SERIES. This Warrant is one of a duly authorized series of warrants of the Company (which are identical except for the variations necessary to express the identification numbers, names of the holder, number of shares of Common Stock issuable upon exercise thereof and warrant issue dates) designated as its "2004 Series A Warrants."

      2. TERM. This Warrant may be exercised in whole at any time during the period from the date of issuance of this Warrant until 5:00 p.m., California time, on June 30, 2007, unless sooner terminated as provided below (the "EXERCISE PERIOD").

      3. PURCHASE PRICE. The purchase price for each Warrant Share purchasable hereunder shall be twenty-five cents (U.S. $0.25), as adjusted from time-to-time pursuant to Section 10 hereof (the "WARRANT EXERCISE PRICE").

      4. EXERCISE OF WARRANT. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time before the end of the Exercise Period by surrender of this Warrant at the principal office of the Company in San Diego, California (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in immediately available funds in United States Dollars. Certificates for shares purchased hereunder shall be delivered to the Holder within thirty (30) business days after the date on which this Warrant shall have been exercised as aforesaid, but Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered. The Holder may also designate that the Company apply any note obligation balance owed Holder by the Company towards the exercise price of this Warrant.

      5. NET ISSUANCE OPTION. At the option of the Holder, in lieu of payment of the Warrant Exercise Price, the Holder may request in writing that the Company issue to it the net Warrant Shares issuable determined in accordance with the following formula:

                 NS      =        WS - [EP/CMP x WS]
                 NS      =        New Shares
                 WS      =        No. of Warrant Shares issuable upon exercises
                                  of the warrants
                 EP      =        Exercise Price

                 CMP     =        Current Market Price (defined as the closing
                                  bid price on the date of the request)

      6. FRACTIONAL INTEREST. The Company shall not be required to issue any fractional shares on the exercise of this Warrant.

      7. WARRANT CONFERS NO RIGHTS OF SHAREHOLDER. Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

      8. INVESTMENT REPRESENTATION. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or under any applicable state securities laws. Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view toward distribution; (b) it has a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction; and (c) except as so notified to the Company in writing, it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act or not a U.S. Person within the definition set forth in Regulation S and not an affiliate of the Company. Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view toward distribution; and acknowledges that to the extent such Warrant Shares will not be registered under the Securities Act and applicable state securities laws, that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate to be issued to Holder by the Company in connection with the issuance of such Warrant Shares:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN PURCHASE AGREEMENT THEREFOR BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER HEREOF.

      9. RESERVATION OF SHARES. The Company agrees at all times during the Exercise Period to take all reasonable steps to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

      10. ADJUSTMENTS. If the Company at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or re-classification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of Common Stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased. If the Company at any time during the Exercise Period shall sell shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) which is less than the Warrant Exercise Price specified in Section 3, then the Warrant Exercise Price shall be reduced to equal the lower offering price. Notwithstanding anything to the contrary herein, the provisions of this Section 10 shall not apply to any such securities issued or to be issued pursuant to: (i) employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (ii) the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty (50%) of the voting power of such business segment of any such entity; (iii) vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (iv) corporate partnering transactions on terms approved by the Board of Directors;
(v) the terms of any of the Company's preferred stock, warrants or other convertible securities outstanding on the date hereof; (vi) borrowings, direct or indirect, from financial institutions regularly engaged in the business of


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

lending money, whether or not presently authorized which include an equity component which is not a major component of such borrowing or (v) other non-cash transactions. Notwithstanding anything to the contrary herein, the provisions of this Section 10 shall not apply to the first $100,000 in proceeds received by the Company from the sale of any Common Stock or any securities convertible into or exercisable for Common Stock or similar equity securities sold in any separate 180-day period beginning on the date of this Warrant and continuing throughout the Exercise Period. For example, to demonstrate the operation of the preceding sentence, the Company may sell such equity securities and receive $100,000 in the first 180-day period after the date of this Warrant, and after the expiration of the first 180-day period the Company may sell another $100,000 in such securities during the succeeding 180-day period, and the $200,000 in total proceeds received from the sales in both such transactions shall not apply to and shall be exempt from the operation of this Section 10.

      11. PUBLIC OFFERING LOCK-UP. In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant without the prior written consent of the Company and/or such underwriter(s), as the case may be, for a period of time not to exceed on hundred eighty (180) days from the effective date of the registration. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

      12. REGISTRATION RIGHTS.

            a. If, at any time during the Exercise Period, the Company proposes to prepare and file any registration statements covering its Common Stock (in either case, other than in connection with a merger or acquisition, pursuant to Form S-8 or any successor form, or pursuant to any other form or type of registration in which Registrable Securities (as defined below) cannot be appropriately included) (collectively, the "REGISTRATION STATEMENTS"), it will give written notice as provided herein at least thirty (30) days prior to the filing of each such Registration Statement to the Holders of the Warrants and/or Warrant Shares of its intention to do so. If the Holders of the Warrants and/or Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include the shares of Common Stock issuable upon exercise of the Warrant or the Warrant Shares (collectively, the "REGISTRABLE SECURITIES") in such proposed registration statement, the Company shall afford the Holders of the Warrant and/or Warrant Shares the opportunity to have any such Registrable Securities registered under such registration statement at the Company's sole cost and expense.

            b. Notwithstanding the provisions hereof, the Company shall have the right at any time after it shall have given written notice pursuant hereto (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

            c. Notwithstanding any other provision of this Section, if the underwriter managing such registration notifies the Holders in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, the Holders of such Registrable Securities will be allowed to register their Registrable Securities pro rata based on the number of shares of Registrable Securities held by such Holders, respectively. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.


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

      d. Each Holder of Warrants and Warrant Shares to be sold pursuant to any Registration Statement (each, a "DISTRIBUTING HOLDER") shall severally, and not jointly, indemnify and hold harmless the Company, its officers and directors, each underwriter and each person, if any, who controls the Company and such underwriter, against any loss, claim, damage, expense or liability, joint or several, as incurred, to which any of them may become subject under the Securities Act or any other statute or at common law, in so far as such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Distributing Holder specifically for use therein. Such Distributing Holder shall reimburse the Company, such underwriter and each such officer, director or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such liability, as incurred. Notwithstanding the foregoing, such indemnity with respect to such preliminary prospectus or such final prospectus shall not inure to the benefit of the Company, its officers or directors, or such underwriter (or such controlling person of the Company or the underwriter) if the person asserting any such loss, claim, damage, expense or liability purchased the securities that are the subject thereof and did not receive a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented) at or prior to the time such furnishing is required by the Securities Act in any case where any such untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus (or, if contained in the final prospectus, was subsequently corrected by amendment, revision or supplement).

      13. ASSIGNMENT. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 8 of this Warrant. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Company. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 8. The Company may impose stop-transfer instructions in connection with such restrictions. Subject to any restrictions on transfer described elsewhere herein, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties hereto.

      14. NOTICE. Any notice, demand, consent or other communication hereunder shall be in writing addressed to the other party at its principal office or, in respect of Holder, as its address as shown on the books of the Company, or to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, five (5) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid first class mail, or (iv) if delivered by commercial courier, upon receipt.

      15. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.


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

      16. EARLY TERMINATION. In the event of, at any time during the Exercise Period, the consolidation or merger of the Company with or into another corporation in which the Company is not the surviving entity or in which the stockholders of the Company do not own at least 51% of the voting power of the surviving entity (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder twenty (20) days advance written notice of such consolidation, merger or sale or other disposition of the Company's assets, and of this Warrant shall terminate unless exercised prior to the date of the occurrence of such consolidation, merger or sale or other disposition of the Company's assets. 17. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

      18. AMENDMENT. Any term of this Warrant may be amended with the written consent of the Corporation and the holders of Warrants representing a majority in interest of the then outstanding Exercise Shares issuable upon exercise of any outstanding Warrant which was issued in connection with the Notes. Any amendment effected in accordance with this Section 18 shall be binding upon each holder of the Warrants.

      19. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

      20. FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

      21. DESCRIPTIVE HEADINGS. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this day of June, 2004.

                                                     E.DIGITAL CORPORATION

                                                     /s/ ALFRED H. FALK
                                                     -------------------------
                                                         AUTHORIZED OFFICER


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


                                         NOTICE OF EXERCISE
                                              COMMON STOCK PURCHASE WARRANT

To:      E.DIGITAL CORPORATION

      (1) The undersigned hereby elects to purchase shares of Common Stock of e.Digital Corporation, pursuant to the terms of the attached Warrant, and either tenders herewith payment in full of the purchase price for such shares or $ or,

      (2) Requests the Company reduce the amount of 12% Subordinated Promissory Notes due to the undersigned in the amount of $ as the Warrant Exercise Price; or

      (3) Requests the Company to issue to the undersigned shares of Common Stock of e.Digital Corporation, pursuant to the terms of Section 5 of the attached Warrant on a net issuance basis.

      (4) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      (5) Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

      (6) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

Date: ________, 20 ____                               __________________________
                                                      (Name)

                                                      __________________________
                                                      (Signature

                                                      __________________________
                                                      (Print Address)


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